Exhibit 99.2

PLH Group, Inc. and Subsidiaries Condensed Consolidated Financial Statements as of and for the Three Months Ended March 31, 2022

PLH Group, Inc. and Subsidiaries

Table of Contents

March 31, 2022

PLH Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

Three Months Ended March 31, 2022

(in $000’s, except share data)

(Unaudited)

March 31, 2022
Assets
Current assets
Cash	$51,120
Accounts receivable (net of allowance for doubtful accounts of $595)	92,686
Inventory	6,596
Contract assets	67,339
Prepaid expenses and other current assets	9,694
Total current assets	227,435
Property and equipment, net	65,471
Intangible assets, net	24,016
Goodwill	19,521
Operating lease right of use assets, net	17,934
Other noncurrent assets	1,517
Total assets	$355,894
Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$14,052
Operating lease liabilities, current	7,503
Accounts payable	66,392
Accrued liabilities	34,851
Income taxes payable	810
Contract liabilities	14,530
Total current liabilities	138,138
Long-term bank debt, net	106,492
Operating lease liabilities, non-current	10,958
Other liabilities	7,116
Deferred tax liability- non-current	3,895
Total liabilities	266,599
Commitments and contingencies (Note 12)
Stockholders’ equity
Class A common stock- $0.01 par value; 300,000,000 shares authorized,
30,546,874 issued and 19,304,084 outstanding	305
Treasury shares, at cost, 11,242,790 of Class A common shares	(138,539)
Additional paid in capital	585,384
Accumulated other comprehensive loss	(6,839)
Accumulated deficit	(351,030)
Total stockholders’ equity	89,281
Non-controlling interest	14
Total equity	89,295
Total liabilities and equity	$355,894

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

PLH Group, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

Three Months Ended March 31, 2022

(in $000’s, except per share data)

(Unaudited)

March 31, 2022

Revenue	$182,986
Costs of services (including depreciation and amortization)	174,471
Gross profit	8,515

General and administrative expenses	15,871
Impairment of assets held for sale	(86)
Loss from operations	(7,270)
Other income (expense)
Interest expense	(2,497)
Other income, net	151
Total other expense	(2,346)
Loss before income taxes	(9,616)
Income tax expense	1,327
Net loss	$(10,943)

Less: Net income (loss) attributable to non-controlling interest	-
Net loss attributable to common stock	$(10,943)

Income (loss) earnings per share:
Class A Common Stock
Basic and diluted income (loss) earnings per share	$(0.57)
Basic and diluted weighted average common shares outstanding	19,304

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

PLH Group, Inc. and Subsidiaries

Condensed Consolidated Statement of Comprehensive Loss

Three Months Ended March 31, 2022

(in $000’s)

(Unaudited)

March 31, 2022

Net loss	$(10,943)
Foreign currency gain, net of tax of $0	607
Comprehensive loss attributable to common stock	$(10,336)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

PLH Group, Inc. and Subsidiaries

Condensed Consolidated Statement of Stockholders’ Equity

Three Months Ended March 31, 2022

(in $000’s, except share data)

(Unaudited)

							Accumulated
	Class A				Additional		Other	Total	Non-
	Common Stock		Treasury Stock		Paid In	Accumulated	Comprehensive	Stockholders'	Controlling	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity	Interest	Equity

Balances at January 1, 2022	30,546,874	$305	(11,242,790)	$(138,539)	$584,824	$(340,087)	$(7,446)	$99,057	$14	$99,071
Stock compensation expense	-	-	-	-	560	-	-	560	-	560
Other comprehensive income	-	-	-	-	-	-	607	607	-	607
Net loss	-	-	-	-	-	(10,943)	-	(10,943)	-	(10,943)
Balances at March 31, 2022	30,546,874	$305	(11,242,790)	$(138,539)	$585,384	$(351,030)	$(6,839)	$89,281	$14	$89,295

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

PLH Group, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

Three Months Ended March 31, 2022

(in $000’s)

(Unaudited)

March 31, 2022

Cash flows from operating activities
Net loss	$(10,943)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization of property and equipment	5,125
Amortization of intangible assets	494
Bad debt provision	19
Provision for inventory obsolescence	11
Deferred income taxes	96
Non-cash interest expense	445
Stock compensation expense	1,076
Gain on sale and disposal of assets	(51)
Impairment of assets held for sale	(86)
Changes in assets and liabilities, net of dispositions
Accounts receivable	31,726
Contract assets	(10,821)
Inventory	(373)
Prepaid expenses and other current assets	2,897
Other noncurrent assets	(16)
Accounts payable	(15,241)
Accrued and other current liabilities	(3,519)
Income taxes payable	1,058
Contract liabilities	(5,227)
Other liabilities	(295)
Operating leases	(35)
Net cash used in operating activities	(3,660)
Cash flows from investing activities
Proceeds from the sale of property and equipment	583
Purchase of property and equipment	(3,863)
Net proceeds from sale of business	3,443
Net cash provided by investing activities	163
Cash flows from financing activities
Payments on term debt	(4,188)
Payments on finance leases	(498)
Debt issuance costs including original issue discount	(47)
Net cash used in financing activities	(4,733)

Effect of exchange rate on cash	386
Net decrease in cash and cash equivalents	(7,844)

Cash and cash equivalents
Beginning of year	58,964
End of period	$51,120

Cash paid during the period for
Interest (net of amounts capitalized)	$2,240
Income taxes	$748
Noncash investing activities
Property and equipment acquired through financing	$2,469
Operating lease right of use asset and lease liability	$1,147

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

1.Description of business

PLH Group, Inc. (the “Company,” “PLH,” “we,” or “our”) was formed in March 2012 for the purpose of acquiring companies that provide construction and maintenance services to the power, pipeline, and oil field electrical markets. PLH customers include many of the largest utilities, regional cooperatives, renewable energy developers, commercial and industrial customers, major oil and gas producers, and midstream pipeline companies in the United States and western Canada.

A private equity firm, through two funds, was the sole shareholder of the Company until October 2018. On October 17, 2018, we completed a private offering and private placement (the “private offering and private placement”), in which we sold 14,439,972 shares of our Class A-1 common stock, par value $0.01 per share (“Class A-1 common stock”), at an offering price of $13.25 per share to certain investors in reliance on exemptions from registration under the Securities Act. Stifel, Nicolaus & Company, Incorporated (“Stifel”) acted as the initial purchaser for the shares sold to investors in the private offering pursuant to Rule 144A and Regulation S under the Securities Act and as the placement agent for the shares sold in the private placement to investors pursuant to Regulation D under the Securities Act.

In connection with the private offering and private placement, we completed a number of corporate actions, including (among others):

(i)

the adoption of an amended and restated certificate of incorporation and amended and restated bylaws, which became effective immediately prior to the completion of the private offering and private placement;

(ii)	a 45.2314-for-1 stock split of all of our outstanding common stock, which was effected immediately prior to the completion of the private offering and private placement (the “Stock Split”);
(iii)	the reclassification of our common stock into Class A common stock, which was effected immediately prior to the completion of the private offering and private placement; and
(iv)

the creation of the Class A-1 common stock that was sold in the private offering and private placement that is automatically convertible into Class A common stock upon the date that a registration statement registering such shares of Class A common stock is declared effective and, if our shares of Class A common stock have not already been listed on a national securities exchange as of such date, the date that our shares of Class A common stock are listed on a national securities exchange.

On January 7, 2020, our Shareholders approved revisions to our corporate governance documents that did the following (among others):

(i)	the adoption of an amended and restated certificate of incorporation and amended and restated bylaws;
(ii)	the reclassification of all of our common stock into one Class A of common stock rather than two classes; and
(iii)	changes in board member and/or board observer rights of our major shareholders.

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

On June 24, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Primoris Services Corporation (“Primoris”) and Amp Merger Sub, Inc., a wholly-owned subsidiary of Primoris (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub was merged into the Company, and the Company became a wholly owned subsidiary of Primoris. The Merger Agreement includes customary representations, warranties and covenants. Primoris paid an aggregate consideration of $470 million subject to a final purchase price adjustment. The merger closed on August 1, 2022.

Electric Segment

Services offered by wholly owned subsidiaries and joint ventures in the power and oil field electric markets include helicopter assisted power transmission line services, high voltage transmission line, distribution line and substation construction and maintenance, turnkey drilled pier foundation construction, new oil well electrification, fiber optic communication systems, underground utility installation, lightning protection, data center and battery replacement facilities. Services also include repairs and replacements of the aged electrical infrastructure in the United States. The Company also provides emergency restoration services, including the repair of infrastructure damaged by inclement weather. The Company sold the helicopter assisted power transmission line services subsidiary on March 16, 2022.

Pipeline Segment

Services offered by wholly-owned subsidiaries in the pipeline market include installing cross country gas and liquid pipelines as well as the analysis, construction and testing of pipelines to upgrade and replace the aging pipeline infrastructure in the United States and Canada, pump stations, compressor stations, and related facilities for both liquids and gases. Additionally, the Company provides directional boring services under environmentally and ecologically sensitive areas and under existing man-made infrastructure utilizing state of the art directional drilling equipment. The Company also performs right-of-way maintenance, repairs and environment restoration for pipeline customers.

2.Summary of Significant Accounting Policies

Consolidation

The Consolidated Financial Statements include the accounts of PLH Group, Inc. and its wholly owned subsidiaries. The Consolidated Financial Statements also include the accounts of PLH’s investments in joint ventures, which are consolidated based on the criteria set forth below. All intercompany accounts and transactions have been eliminated in consolidation. The financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature.

Investment in Affiliates

In the normal course of business, the Company will enter into investment arrangements for equity interests held by the Company in contractual joint ventures. The Company determines whether such investments involve a variable interest entity (VIE) based on the characteristics of the subject entity. If the entity is determined to be a VIE, then management determines if PLH is the primary beneficiary of the entity and whether or not consolidation of the VIE is required. The primary beneficiary consolidating the VIE must normally have both (i) the power to direct the activities of a VIE that most significantly affect the VIE’s economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE, in either case that could potentially be significant to the VIE. When the Company is deemed to be the primary beneficiary, the VIE is consolidated and the other party’s equity interest in the VIE is accounted for as a non-controlling interest. Investments in entities of which we are

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

not the primary beneficiary, but over which the Company has the ability to exercise significant influence, are accounted for using the equity method of accounting.

Revenue Recognition

At March 31, 2022, we had approximately $10.0 million of change orders/claims that had been included in total contract price adjustments on certain contracts that were in the process of being resolved in the normal course of business, including through negotiation, mediation, and other proceedings. For the three months ended March 31, 2022, $7.3 million, of revenue has been recognized for those contracts noted. The amounts ultimately recognized by us upon final acceptance by our customers could be higher or lower than such estimated amounts; however, such amounts cannot currently be estimated. There were no significant revisions to previous estimates for claims recognized in previous periods. Changes in these estimates could have a material impact on the Condensed Consolidated Financial Statements.

At March 31, 2022, the aggregate transaction price related to unsatisfied or partially satisfied performance obligations was estimated to be approximately $301.2 million, of which 98.4% was expected to be recognized in the subsequent twelve months. This amount represents management’s estimate of the consolidated revenues that are expected to be recognized from the remaining portion of firm orders not yet completed or for which work has not yet begun.

Revenues by Category

The following tables present the Company’s revenues disaggregated by geographic location and contract type for the three months ended March 31, 2022:

By primary geographic location	Quarter ended March 31, 2022
United States	$130,577
Canada	52,409
Total revenues	$182,986

By contract type	Quarter ended March 31, 2022
Fixed price	$37,817
Cost reimbursable (Cost-plus and time and materials type contracts)	66,106
Unit price	79,063
Total revenues	$182,986

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

Assets Held for Sale

As discussed in Note 1 – Description of Business, as of March 16, 2022, management sold one of the business units in the electric segment due to the strategic objective of focusing on our core competencies. We assessed the reporting unit and concluded that this sale would not be determined to be a “major” strategic shift based on the portion of our consolidated business that it represented. Additionally, the business was ancillary to our core operations. Accordingly, the results of operations of this reporting unit are not presented in the financial statements as discontinued operations and we have concluded that this reporting unit was not an individually significant disposal group.

An impairment of assets held for sale was recognized in the amount of $0.1 million as of March 31, 2022 The impairment was calculated as the excess of book value over the fair value of the reporting unit. The fair value of the reporting unit was determined based on the expected sales price. The impairment charge is included in Impairment of goodwill, other assets and assets held for sale on the Condensed Consolidated Statement of Operations.

Fair Value Measurements

The Company’s financial instruments consist primarily of cash and cash equivalents, trade receivables, trade payables, and debt instruments. Management considers the carrying values of cash and cash equivalents, trade receivables, and trade payables to be representative of their respective fair values because of their short-term maturities or expected settlement dates.

The carrying amount of debt outstanding related to the credit facility along with our equipment financing notes and finance leases approximates fair value as the interest rate on these instruments approximates current market rates (Level 2).

The following describes the hierarchy of inputs used to measure fair value and the primary valuation methodologies used by the Company for amounts measured at fair value. The three levels of inputs are as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the same term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Concentrations of Credit Risk

The Company is subject to concentrations of credit risk related primarily to its cash and cash equivalents and accounts receivable, including amounts related to unbilled accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts. In addition, the Company grants credit under normal payment terms, generally without collateral, to its customers, which include electric power, natural gas and oil pipeline companies, general contractors, and builders, owners and managers of commercial and industrial properties located primarily in the United States and Canada. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors throughout the United States and Canada, which may be heightened as a result of uncertain economic and financial market conditions that have existed in recent years. Historically, the majority of the Company’s customers have not experienced significant financial difficulties, but there is

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

always a risk related to the collectability of billed and unbilled receivables and costs and estimated earnings in excess of billings on uncompleted contracts for services the Company has performed.

Revenue concentrations for the top four customers as of March 31, 2022 constituted 61.7% of total revenue. No other customers represented more than 10% of revenues for the three months ended March 31, 2022

Additionally, as of March 31, 2022, two customers accounted for approximately 30.3% of consolidated gross accounts receivable. No other customer represented more than 10% of accounts receivable as of March 31, 2022. The Company believes that the loss of any one of its customers would not have a material adverse effect on its business.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses, Topic 326, which was subsequently amended by ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, which will change the way that companies measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The amendments included in this update affect entities holding financial assets, including trade receivables and investment securities available for sale, that are not accounted for at fair value through net income. The new guidance requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments included in this update also provide guidance for measurement of expected credit losses and for presentation of increases or decreases of expected credit losses on the statement of operations. Companies will apply this standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. In November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815) and Leases (Topic 842): Effective Dates, which allows a two-bucket approach for determining the effective dates of these accounting standards. Under this approach, the buckets would be defined as follows: Bucket 1 – All public business entities (“PBEs”) that are SEC filers (as defined in GAAP), excluding smaller reporting companies (“SRCs”) (as defined by the Securities and Exchange Commission (“SEC”). The credit losses standard became effective January 1, 2020. Bucket 2 – All other entities, including SRCs, other PBEs that are not SEC filers, private companies, not-for-profit organizations, and employee benefit plans. The Credit losses standard is to become effective January 1, 2023. The Company met the SEC definition of a PBE that is not an SEC filer. Accordingly, the Company adopted this guidance on January 1, 2022 and the adoption of this guidance did not have a material impact on the Condensed Consolidated Financial Statements.

The Company believes that there were no other accounting standards recently issued that are expected to have a material impact on the financial position or results of operations.

3.Liquidity

On August 7, 2018, the Company executed a Senior Secured Credit Facility consisting of a $80.0 million Asset Backed Loan (ABL) Facility, comprised of a $65.0 million U.S. revolving credit facility and a $15.0 million Canadian revolving credit facility, originally maturing in February 2023, and a $175.0 million Senior Secured Term Loan Facility originally maturing in August 2023. On March 25, 2022, the ABL Facility was extended to mature in May 2023. The financial covenants in the credit facility include a requirement for a Consolidated Net Leverage Ratio of less than 3.5. A component of Consolidated Net Leverage Ratio is EBITDA (as defined in the credit agreement). The Company was compliant with these covenants for the period ending March 31, 2022. The ABL was terminated on August 1, 2022 as part of the merger discussed in Note 1 – Description of Business.

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

The Company had available borrowings under the ABL of $51.7 million (net of letters of credit of $7.4 million) based on the borrowing base availability calculation, Cash and Cash Equivalents of $51.1 million and Net Cash Used in Operating Activities in the Consolidated Cash Flow Statement of $3.7 million at and for the three months ended March 31, 2022, respectively. The Company’s total indebtedness of $120.5 million at March 31, 2022, is secured by substantially all of the Company’s assets.

The ABL was terminated on August 1, 2022 as part of the merger discussed in Note 1 – Description of Business. In addition, the balance of the Senior Secured Term Loan Facility was paid off on August 1, 2022 in the amounts of $108.2 million of principal and $1.7 million in interest and fees.

4.Accounts Receivable

Accounts receivable, net of allowance for doubtful accounts, at March 31, 2022 consisted of the following:

March 31, 2022

Contract receivables	$80,477
Accrued accounts receivable	12,804
93,281
Less: Allowance for doubtful accounts	(595)
$92,686

The roll-forward of activity in the allowance for doubtful accounts was as follows for three months ended March 31, 2022:

March 31, 2022
Balance at the beginning of the period	$650
Provision for doubtful accounts, net of recoveries	19
Amounts written off against the allowance	(74)
Balance at the end of the period	$595

5.Inventory

Inventories of $6.6 million at March 31, 2022 consisted of the materials and supplies for construction jobs.

6.CONTRACT ASSETS AND LIABILITIES

Contract assets and liabilities are as follows at March 31, 2022:

March 31, 2022

Unbilled revenue	$51,802
Retainage	15,537
Contract assets	$67,339

Deferred revenue	$14,530
Contract liabilities	$14,530

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

7.Property and Equipment

Major categories of the Company’s property and equipment were as follows at March 31, 2022:

March 31, 2022

Equipment	$144,053
Vehicles and trailers	41,069
Tools and casing	28,313
Buildings and improvements	10,395
Hardware and software	17,813
Office furniture and equipment	2,544
Construction in progress	2,325
Land	1,493
248,005
Less: Accumulated depreciation and amortization	(182,534)
$65,471

At March 31, 2022, the Company maintained 50 leasing arrangements primarily for vehicles and equipment recorded as finance lease assets within property and equipment with a gross book value of $8.9 million net of $2.3 million in accumulated depreciation. The present values of minimum finance lease payments are included either with “Long-term debt” or “Current portion of long-term debt,” as applicable.

Depreciation and amortization expense was $5.1 million for the three months ending March 31, 2022.

There were no triggering events for property and equipment impairment during the three months ended March 31, 2022.

8.Goodwill

The following tables summarize the changes in the Company’s goodwill balance by segment through the three months ended March 31, 2022:

Electric Segment	Gross Goodwill	Accumulated Impairment	Net Goodwill
Balance at January 1, 2022	73,249	(62,270)	10,979
Balance at March 31, 2022	$73,249	$(62,270)	$10,979

Pipeline Segment	Gross Goodwill	Accumulated Impairment	Net Goodwill
Balance at January 1, 2022	52,171	(43,642)	8,529
Foreign currency translation	125	(112)	13
Balance at March 31, 2022	$52,296	$(43,754)	$8,542

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

Consolidated	Gross Goodwill	Accumulated Impairment	Net Goodwill
Balance at January 1, 2022	125,420	(105,912)	19,508
Foreign currency translation	125	(112)	13
Balance at March 31, 2022	$125,545	$(106,024)	$19,521

There were no triggering events for goodwill impairment during the three months ended March 31, 2022.

9.Intangible Assets

The carrying amount of intangible assets, net of accumulated amortization, as of March 31, 2022 consisted of the following:

	March 31, 2022
	Gross
	Carrying	Accumulated	Accumulated	Net Book
	Amount	Amortization	Impairment	Value
Amortizable intangible
Customer relationships	$55,753	$(54,104)	$(653)	$996
Indefinite-lived
Trademark and trade names	26,363	-	(3,343)	23,020
	$82,116	$(54,104)	$(3,996)	$24,016

Total amortization expense was $0.5 million for the three months ended March 31, 2022. In the three months ended March 31, 2022, amortization expense includes amortization of software licenses of $0.3 million.

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

The estimated future amortization expense subsequent to March 31, 2022, is as follows:

Remainder of 2022	$700
2023	130
2024	95
2025	71
2026	-
Thereafter	-
$996

There were no triggering events for intangible asset impairment during the three-months ended March 31, 2022.

10.Accrued Liabilities

Accrued liabilities at March 31, 2022 consist of the following:

March 31, 2022

Accrued compensation and benefits	$21,406
Accrued losses on contracts	162
Accrued insurance	7,752
Accrued property tax	1,408
Accrued sales tax	1,219
Accrued professional fees	813
Accrued restructuring expenses	716
Accrued interest	903
Accrued unclaimed property	453
Other accrued expenses	19
$34,851
11.Short-Term and Long-Term Debt

A summary of debt and finance leases at March 31, 2022 is as follows:

March 31, 2022

Revolving facilities	$-
Term loan facilities, net of debt issuance costs and
original issue discount of $1,649	108,726
Finance lease obligations	5,837
Term notes payable to finance companies	5,981
120,544
Less: Current portion	(14,052)
Long-term debt less current portion	$106,492

Term Loan and Revolving Facilities

As discussed in Note 3, the Company executed a Senior Secured Credit Facility in 2018 consisting of a $80.0 million Asset Backed Loan (ABL) Facility that is collateralized by a subset of our receivables,

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

comprised of a $65.0 million U.S. revolving credit facility and a $15.0 million Canadian revolving credit facility, and a $175.0 million Senior Secured Term Loan Facility. The ABL was terminated on August 1, 2022 as part of the merger discussed in Note 1 – Description of Business. In addition, the balance of the Senior Secured Term Loan Facility was paid off on August 1, 2022 in the amounts of $108.2 million of principal and $1.7 million in interest and fees.

Principal payments on the term loan are due in quarterly installments. These quarterly payments, as a percentage of the initial principal amounts under the term loan, are 1.25%, which started in the fourth quarter of 2018. All remaining principal amounts of the term loan are due in August 2023. The applicable interest rate on borrowings is (a) 6.0% per annum plus LIBOR for the term note, (b) 2.25% to 2.75% per annum plus LIBOR for LIBOR and CDOR rate ABL loans, (c) 1.25% to 1.75% per annum plus the Prime Rate for Base Rate Loans and Canadian Prime Rate Loans and (d) 2.25% to 2.75% per annum for letter of credit fees. In addition to extending the ABL maturity to May 2023, the amendment mentioned above also changed the interest rate to be 2.25% to 2.75% per annum plus SOFR for SOFR and CDOR rate ABL loans.

The Company is subject to interest rate risk on outstanding borrowings under the credit facility, which bears interest at a variable rate as noted above. At March 31, 2022, the term note bore interest at 6.12%. There were no ABL borrowings outstanding as of March 31, 2022.

The Company incurred debt issuance costs including original issue discount of approximately $11.7 million to enter into the Senior Secured Credit Facility in 2018 and is accounting for such fees, as well as unamortized deferred financing fees of $0.5 million related to the credit facility, under ASC 470-50. The net book value of the debt issuance costs was $0.5 million related to the revolving facility and $0.6 million related to the term loan split between “Other current assets” (amortized into interest expense on a straight-line basis) and “Long-term debt” (amortized into interest expense using the effective interest method) in the Condensed Consolidated Balance Sheets, respectively, at March 31, 2022. Additionally, the net book value of the original issue discount was $1.0 million included in “Long-term debt” (amortized into interest expense using the effective interest method) in the Condensed Consolidated Balance Sheets at March 31, 2022.

Finance Lease Obligations

As of March 31, 2022, the Company had 50 leasing arrangements recorded as finance leases primarily for vehicles and equipment with corresponding liabilities of $5.8 million. The lease obligations are subject to service charges ranging from 2.84% to 8.34% and mature on varying dates through 2028. See Note 13 – Leases for more information.

Term Notes Payable to Finance Companies

As of March 31, 2022 the Company had total term notes payable to finance companies for $6.0 million. The term notes payable have fixed interest rates ranging from 2.99% to 5.55% and mature on varying dates through 2025. Some term notes are collateralized by their respective equipment purchased under the note.

12.Commitments and Contingencies

Construction Contracts

The Company, as a condition for entering into certain construction contracts, has outstanding job surety, contractor license, and state and local bonds as of March 31, 2022 of approximately $217.6 million. A portion of the bonds balance in the amount of $8.4 million as of March 31, 2022 is related to insurance.

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

Certain post-contract completion audits and reviews are periodically conducted by customers and/or government entities. In the opinion of management, the aggregate liability, if any, with respect to these other actions will not materially adversely affect the financial position, results of operations or cash flows of the Company. The Company has liability for the completion of contracts and the warranty of its work. This liability can be mitigated through various means such as surety bonds, performance letters of credit and warranty reserves. In addition, the Company acts as prime contractor on certain projects it undertakes and is typically responsible for the performance of the construction portion of the project, including subcontracted work. As of March 31, 2022, a general warranty reserve was not required. Management is not aware of any material exposure related thereto which has not been provided for in the accompanying condensed consolidated financial statements.

Insurance

The Company maintains various workers’ compensation, general liability and auto insurance policies across its operating units. The deductibles vary up to $0.3 million for workers’ compensation claims, general liability claims and for auto claims. The Company maintains letters of credit with our insurance carriers as collateral against future self-insured loss payments. As of March 31, 2022, the Company had $7.4 million of undrawn letters of credit related to insurance.

Litigation

The Company is from time to time party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of business. These actions typically seek, among other things, compensation for alleged personal injury, breach of contract and/or property damages, employment-related damages, punitive damages, or civil penalties or other losses. With respect to all such lawsuits, claims and proceedings that are not otherwise covered by our insurance plans (less the applicable deductible), the Company records a reserve when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. In addition, the Company discloses matters for which management believes a material loss is at least reasonably possible. Except as otherwise stated below, none of these proceedings, separately or in the aggregate, are expected to have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. In all instances, management has assessed the matter based on current information and made a judgment concerning its potential outcome, giving due consideration to the nature of the claim, the amount and nature of damages sought and the probability of success. Management’s judgment may prove materially inaccurate, and such judgment is made subject to the known uncertainties of litigation.

A former drilling subcontractor of the Company has filed a lawsuit against the Company claiming it is owed $0.8 million. This subcontractor worked for the Company in 2017 and claims it is due money under the subcontract for additional costs it incurred due to the hardness of the rock it had to drill on the project. In March 2022, the suit was dismissed by the court due to the fact that arbitration was agreed upon in the subcontract. The Company has numerous defenses against this claim and has not reserved any amounts.

The Company is a defendant in several asbestos cases in both Washington State and California. The Company has insurance defense paying attorney’s fees to defend the cases in Washington. These matters are in early stages and no amounts have been accrued with regard to any liability of these cases at this time, as the potential liability from these cases is not considered probable and estimable.

A PLH subsidiary received a Notice of Presentment and Criminal Complaint from the Pennsylvania Attorney General for violations of the Clean Stream Act in the state related to a project that occurred in 2015 related to an inadvertent return that occurred on the project during drilling. The Notice of Presentment and Criminal Complaint was received in July 2020. In the Notice of Presentment, the PLH subsidiary has been charged with four misdemeanor counts and one felony count under the Clean

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

Streams Act of the State of Pennsylvania. The maximum penalties would have been less than $0.2 million. The Company hired counsel and worked on defense and strategy to resolve the claim. The Company entered into a resolution with the Pennsylvania Attorney General by paying less than $0.1 million in fines and closed out the matter with the approval of the Court in July 2022.

The Company was also a defendant in a civil claim for property damage due to the same inadvertent return on a project in Pennsylvania as noted above. This case went to mediation and was settled for $2.8 million in July 2022. Additionally, the Company received $1.0 million from its insurance company as a partial reimbursement.

13.LEASES

The Company’s leases primarily include leases of land, buildings, vehicles, construction equipment and office equipment.

The Company leases certain buildings, equipment and vehicles under noncancelable operating lease agreements with nonrelated parties having the following minimum lease payments:

Lease Component	Classification	March 31, 2022
Assets
Operating lease right-of-use assets	Operating right of use assets, net	$17,934
Finance lease right-of-use assets	Property and equipment, net	6,648
Total lease assets		24,582

Liabilities
Current:
Operating lease liabilities	Operating lease liability, current	7,503
Finance lease liabilities	Current portion of long-term debt	1,998
Non-current:
Operating lease liabilities	Operating lease liability, non-current	10,958
Finance lease liabilities	Long-term bank debt, net	3,839
Total lease liabilities		$24,298

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

The components of leases in the accompanying Condensed Consolidated Statement of Operations were as follows:

		Three months ended
Lease Component	Classification	March 31, 2022
Finance lease cost:
Amortization of right of use assets	Costs of services (including depreciation and amortization) and General and administrative expenses	$372
Interest on lease liabilities	Interest expense	47

Operating lease cost	Costs of services (including depreciation and amortization) and General and administrative expenses	2,638
Short-term lease cost (1)	Costs of services (including depreciation and amortization) and General and administrative expenses	16,137
Variable lease cost (benefit) (2)	Costs of services (including depreciation and amortization) and General and administrative expenses	4
Total lease cost		$19,198

Sublease income	Cost of services (including depreciation and amortization) and General and administrative expenses	$22

(1)	Short-term lease cost includes both leases and rentals with initial terms of one year or less.
(2)	Variable lease cost (benefit) primarily relates to real estate leases and consists of common area maintenance charges, real estate taxes, and other variable costs.

Short-term lease commitments were $0.5 million at March 31, 2022.

Some of the operating leases of subsidiaries are guaranteed by the Company.

14.Income Taxes

The components of income (loss) from operations before income taxes were as follows:

Three months ended March 31, 2022

Income (loss) before income taxes:
Domestic	$(13,880)
Foreign	4,264
Total	$(9,616)

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

The effective tax rate on the loss for the three months ended March 31, 2022 was 18.8%, which differs from the U.S. federal statutory rate of 21.0% primarily due to the impact of state income taxes in addition to permanent differences.

The deferred tax liabilities primarily result from the difference of using accelerated depreciation methods, statutory lives and income tax basis to compute depreciation and amortization for income tax reporting compared to using straight line depreciation and other accepted methods for financial statement reporting as well as operating lease right of use assets. The deferred tax assets primarily result from the difference in accounting for the allowance for doubtful accounts, stock based compensation, inventory, and reserves, net operating losses, operating loss lease liabilities, and other accruals for income tax reporting and for financial statement reporting.

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized.

The Company has analyzed the tax positions taken in its filings and does not believe that a liability for uncertain tax positions is necessary as of March 31, 2022. The Company does not anticipate any adjustments to the positions taken in the returns that would result in a material adverse effect on the Company’s financial condition, results of operations or cash flows.

The Company is subject to routine audits by taxing jurisdictions. In general, the statute of limitations for federal and many state jurisdictions is three years. In some cases, net operating losses can extend the time for which a taxing authority may make adjustments. Other than the effect that a net operating loss may have to extend the period of adjustment, the Company believes tax years prior to 2017 are closed tax years. Accordingly, tax years for the periods ending December 31, 2017 through 2021 remain subject to examination by tax jurisdictions.

15.SEGMENT INFORMATION

The Company manages its operations under two operating segments, which represents the Company’s two reportable segments: (1) Electric and (2) Pipeline. This structure is generally based on the broad end-user markets for the Company’s services. Corporate results include amounts related to corporate functions such as administrative costs, professional fees, employee travel expenses, facility costs, and other discrete items, which are not allocated to the reportable segments. See Note 1 for additional information regarding the description of services performed by the Company’s reportable segments.

All intercompany transactions and balances are eliminated in consolidation. Intercompany revenue and costs between entities within a reportable segment are eliminated to arrive at segment totals. Eliminations between segments are separately presented (if applicable).

Summarized financial information for the Company’s reportable segments is presented in the following tables:

Three months ended March 31, 2022

Revenue
Electric	$105,280
Pipeline	77,711
Eliminations	(5)
Consolidated Revenue	$182,986

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

Three months ended March 31, 2022

Depreciation and Amortization
Electric	$1,840
Pipeline	3,093
Corporate	686
Consolidated Depreciation and Amortization	$5,619

Three months ended March 31, 2022

Income (loss) from operations
Electric	$4,028
Pipeline	(4,067)
Corporate	(7,231)
Consolidated loss from operations	$(7,270)

Three months ended March 31, 2022

Capital Expenditures
Electric	$1,820
Pipeline	1,534
Corporate	509
Consolidated Capital Expenditures	$3,863

Foreign Operations

During the three months ended March 31, 2022, the Company derived $52.4 million of its revenues from foreign operations. All of the Company’s foreign revenues were earned in Canada during the three months ended March 31, 2022. In addition, the Company held property and equipment, net, of $15.3 million in Canada as of March 31, 2022.

PLH Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Three Months Ended March 31, 2022

(in $000’s, unless indicated otherwise)

(Unaudited)

16.PER SHARE INFORMATION

The amounts used to compute the basic and diluted (loss) earnings per share attributable to common stock for the three months ended March 31, 2022 are as follows (in thousands, except per share amounts):

Three months ended March 31, 2022
Class A
Amounts attributable to common stock
Net (loss) earnings attributable to common stock, basic and diluted	$(10,943)
Weighted Average shares:
Weighted average shares outstanding for basic earnings (loss) per share attributable to common stock	19,304
Dilutive effect of common stock options	-
Weighted average shares for computation of diluted earnings (loss) per share attributable to common stock	19,304

Basic and diluted (loss) earnings per share	$(0.57)

There were no potentially dilutive securities for the three months ended March 31, 2022.

17.Subsequent Events

The Company has evaluated through October 12, 2022, the date that the financial statements were available to be issued, whether there are subsequent events that have occurred that require recognition or disclosure in the March 31, 2022 condensed consolidated financial statements and noted no such events, except as previously disclosed in Note 1 – Description of Business, Note 3 – Liquidity, Note 11 – Short-Term and Long-Term Debt and Note 12 – Commitments and Contingencies